Exhibit 99.13

MATRIX OIL MANAGEMENT CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 SPECIAL MEETING OF STOCKHOLDERS – [●] AT [●] LOCAL TIME
The undersigned hereby appoints JOHNNY JORDAN, with power of substitution, as proxy of the undersigned to represent the undersigned and to vote all shares of Matrix Oil Management Corporation common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of Matrix Oil Management Corporation to be held at [●] at [●] local time on [●] and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, THE MERGER AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.
Your vote is very important. Thank you for voting.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) VOTING INSTRUCTIONS

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

SPECIAL MEETING OF STOCKHOLDERS OF	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.
MATRIX OIL MANAGEMENT CORPORATION	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: X

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR both of the following Proposals.

Proposal 1	FOR	AGAINST	ABTAIN
Proposal to approve and adopt (i) the Amended and Restated Agreement and Plan of Merger, dated effective as of December 31, 2016, as it may be amended from time to time, by and among Royale Energy, Inc., Royale Energy Holdings, Inc. (“Holdings”), Royale Merger Sub, Inc., Matrix Merger Sub, Inc. (“Matrix Merger Sub”), and Matrix Oil Management Corporation (“Matrix”) and (ii) the merger of Matrix Merger Sub with and into Matrix, which will result in Matrix becoming a wholly-owned subsidiary of Holdings.
	☐	☐	☐

Proposal 2	FOR	AGAINST	ABTAIN
Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 above.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

NOTE: In their discretion, the Proxy is authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

IMPORTANT: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: , 2017
(Print Name of Shareholder and/or Joint Tenant)
(Signature of Shareholder)
(Second Signature if held jointly)